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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS,
HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                                                  EXHIBIT 10.124

                          FOURTH AMENDMENT TO AGREEMENT

        This is the fourth amendment to the Research Collaboration and License Agreement between MERCK & CO., INC., a corporation organized and existing under the laws of New Jersey ("MERCK") and ARRIS PHARMACEUTICAL CORPORATION, a corporation organized and existing under the laws of Delaware, now known as Axys Pharmaceuticals, Inc. ("AXYS") made as of November 6, 1996 (the "Agreement"). The purpose of this fourth amendment is to increase the number of FTEs for the period March 5, 2000 through November 5, 2000.

        1. In accordance with the provisions of Section 2.8 and Section 5.2(d) of the Agreement and subject to MERCK's right to terminate the Research Program and the Agreement in accordance with Section 8.2, the parties agree that [ * ] FTE's will be required during the period March 5, 2000 through November 5, 2000 payable at an annual rate of [ * ] per FTE.

        2. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Agreement. The Agreement, together with the first amendment dated November 18, 1999, and this fourth amendment contain the entire understanding of the parties with respect to their subject matter. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of the Agreement as amended by the first, second, third and fourth amendments. All other terms and conditions of the Agreement, as amended, continue in full force and effect. The Agreement and its amendments may be amended, or any term thereof modified, only by a written instrument duly executed by both parties hereto.

        IN WITNESS WHEREOF, the parties have entered into this Amendment as of March 3, 2000.

MERCK & CO., INC.                           AXYS PHARMACEUTICAL, INC.



By: /s/ Mervyn Turner                       By: /s/ Michael Venuti  3/15/00
   --------------------------------            ---------------------------------


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


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